EQUIPMENT LEASE AGREEMENT



  THIS EQUIPMENT LEASE AGREEMENT (the "Lease") is made as of the   24th   day
of  October                         , 1996, by and between GENERAL ELECTRIC
CAPITAL CORPORATION, its successors and assigns ("Lessor"), and QUESTECH PACKAGING, INC. AND QUESTECH, INC. , its successors and permitted assigns (collectively the "Lessee").


  The parties agree that Lessee shall lease from Lessor the property (the "Equipment") described in the Equipment Schedule(s) to be executed pursuant hereto (collectively, the "Equipment Schedule"), subject to the terms set forth herein, in the Riders annexed hereto and in the Equipment Schedule. The definitions and construction of certain of the terms used herein are provided in Section 19 hereof.

  1. TERM. The term of lease with respect to any item of the Equipment shall consist of the term set forth in the Equipment Schedule relating thereto; provided, however, that this Lease shall be effective from and after the date of execution hereof. With respect to each Equipment Schedule, unless otherwise provided in this Lease (including any Rider hereto), Lessee agrees that (a) it shall provide Lessor with written notice of the scheduled expiration of the then existing term of lease with respect to such Equipment Schedule, and Lessee's assurance that the Equipment leased thereunder shall be redelivered to Lessor in accordance with the provisions of this Lease (including any Rider hereto) (the "Return Notice"); (b) such Return Notice shall be delivered to Lessor at lease one hundred eighty (180) days, but no more than three hundred sixty (360) days, prior to such expiration date; and
(c) if Lessee fails to so deliver such Return Notice to Lessor, at Lessor's option (as evidenced by its written acknowledgment thereof), Lessee shall be deemed to have renewed the term thereof for a term of six (6) months commencing on the day next succeeding such expiration date and at rental payable in the same amount and manner as the rental payable during the then expiring term.

  2. RENT. Lessee shall pay Lessor the rental installments in the aggregate amounts specified in the Equipment Schedule, without prior notice or demand, and all other amounts payable pursuant to this Lease (such installments and other amounts, the "rent"). Each Equipment Schedule constitutes a non-cancelable net lease, and Lessee's obligation to pay rent, and otherwise to perform its obligations under this Lease, each such Equipment Schedule and all of the other documents and agreements entered into in connec-tion herewith (collectively, the "Lease Documents"), are and shall be absolute and unconditional and shall not be affected by any circumstances whatsoever, including any right of setoff, counterclaim, recoupment, deduction, defense or other right which Lessee may have against Lessor, the manufacturer or vendor of the Equipment (the "Suppliers"), or anyone else, for any reason whatsoever. Rental installments are payable as and when specified in the Equipment Schedule by mailing the same to Lessor at its address specified pursuant to this Lease or by such other method as may be from time to time directed by Lessor or its assignee in writing; and payments of rent shall be effective upon receipt. Timeliness of Lessee's payment and its other performance under the Lease Documents is of the essence. If any rent is not paid on the due date, Lessor may collect, and Lessee agrees to pay, a charge calculated as the product of the late charge rate specified in the Equipment Schedule (the "Late Charge Rate") and the amount in arrears for the period such amount remains unpaid.

  3. REPRESENTATIONS AND WARRANTIES OF LESSEE. Lessee represents and warrants that: (a) Lessee is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. (b) The execution, delivery and performance of the Lease Documents and compliance with the terms thereof: (1) have been duly authorized by all necessary corporate action on the part of Lessee; (2) do not require the approval of any stockholder, trustee or holder of any obligations of Lessee except such as have been duly obtained; and (3) do not and will not contravene any law, governmental rule, regulation or order now binding on Lessee, or the charter or by-laws of Lessee, or contravene the provisions of, or constitute a default under, or result in the creation of any lien or encumbrance upon the property of Lessee under, any indenture, mortgage, contract or other agreement to which Lessee is a party or by which it or its property is bound. (c) Each of the Lease Documents, when entered into, will constitute legal, valid and binding obligations of Lessee enforceable against Lessee, in accordance with the terms thereof. (d) There are no pending actions or proceedings except as disclosed in Questech's Public Filings to which Lessee is a party, and there are no other pending or threatened actions or proceedings of which Lessee has knowledge, before any court, arbitrator or administrative agency, which, either individually or in the aggregate, would adversely affect the financial condition of Lessee, or the ability of Lessee to perform its obligations under or remain in compliance with the Lease Documents. Further, Lessee is not in default under any obligation for borrowed money, for the deferred purchase price of property or any lease agreement which, either individually or in the aggregate, would have the same such effect. (e) Under the laws of the state(s) in which the Equipment is to be located, the Equipment consists solely of personal property and not fixtures. (f) The financial statements of Lessee (copies of which have been furnished to Lessor) have been prepared in accordance with generally accepted accounting principles consistently applied ("GAAP"), and fairly present Lessee's financial condition and the results of its operations as of the date of and for the period covered by such statements, and since the date of such statements there has been no material adverse change in such conditions or operations. (g) The address stated below the signature of Lessee is the chief place of business and chief executive office of Lessee; and Lessee does not conduct business under a trade, assumed or fictitious name.

  4. FINANCIALS, FURTHER ASSURANCES AND NOTICES. Lessee covenants and agrees as follows: (a) Lessee will furnish Lessor (1) within one hundred twenty (120) days after the end of each fiscal year of Lessee, a balance sheet of Lessee as at the end of such year, and the related statement of income and statement of cash flows of Lessee for such fiscal year, prepared in accordance with GAAP, all in reasonable detail and certified by independent certified public accountants of recognized standing selected by Lessee which acceptance shall not be unreasonably withheld by Lessor; (2) within forty-five (45) days after the end of each quarter, a balance sheet of Lessee as at the end of such quarter, and the related statement of income and statement of cash flows of Lessee for such quarter, prepared in accordance with GAAP; and (3) within thirty (30) days after the date on which they are filed, all regular periodic reports, forms and other filings required to be made by Lessee to the Securities and Exchange Commission, if any. (b) Lessee will promptly execute and deliver to Lessor such further documents, instruments and assurances and take such further action as Lessor from time to time may reasonably request in order to carry out the intent and purpose of this Lease and to establish and protect the rights and remedies created or intended to be created in favor of Lessor under the Lease Documents. (c) Lessee shall provide written notice to
Lessor: (1) thirty (30) days prior to any contemplated change in the name or address of the chief executive office of Lessee; (2) promptly upon the occurrence of any Default (as hereinafter defined) or event which, with the lapse of time or the giving of notice, or both, would become a Default (a "default"; except as used in Sections 15 and 16); and (3) promptly upon Lessee becoming aware of any alleged violation of applicable law relating to the Equipment or this Lease.

  5. CONDITIONS PRECEDENT. Lessor's obligations under each Equipment Schedule, including its obligation to purchase and lease any Equipment to be leased thereunder, are conditioned upon Lessor's determination that all of the following have been satisfied: (a) Lessor having received the following, in form and substance satisfactory to Lessor: (1) evidence as to due compliance with the insurance provisions hereof; (2) Uniform Commercial Code financing statements and all other filings and recordings as required by Lessor; (3) certificate of Lessee's Secretary certifying: (i) resolutions of Lessee's Board of Directors duly authorizing the leasing of the Equipment hereunder and the execution, delivery and performance of this Lease and the Equipment Schedule and all related instruments and documents, and (ii) the incumbency and signature of the officers of Lessee authorized to execute such documents;
(4) an opinion of counsel for Lessee as to each of the matters set forth in sub-parts (a) through (d) of Section 3 hereof; (5) the only manually executed original of the Equipment Schedule and all other Lease Documents; (6) all purchase documents pertaining to the Equipment (collectively, the "Supply Contract"); and (7) such other documents, agreements, instruments, certificates, opinions, and assurances, as Lessor reasonably may require. (b) All representations and warranties provided in favor of Lessor in any of the Lease Documents shall be true and correct on the effective date of such Equipment Schedule with the same effect as though made as of such date (Lessee's execution and delivery of the Equipment Schedule shall constitute an acknowledgment of the same). (c) There shall be no default or Default under the Equipment Schedule or any other Lease Documents. The Equipment shall have been delivered to and accepted by Lessee, and shall be in the condition and repair required hereby; and on the effective date of the Equipment Schedule, Lessor shall have received good title to the Equipment to be leased thereunder, free and clear of any lien, claim or encumbrance of any kind.

  6. DELIVERY; INSPECTION AND ACCEPTANCE BY LESSEE. Upon delivery, Lessee shall inspect and, to the extent the Equipment conforms to the condition required by the applicable Supply Contract, accept the Equipment and shall execute and deliver to Lessor an Equipment Schedule containing a complete description of the item of Equipment accepted; whereupon, as between Lessor and Lessee, the same shall be deemed to have been finally accepted by Lessee pursuant to this Lease. All expenses incurred in connection with Lessor's purchase of the Equipment (including shipment, delivery and installation) shall be the responsibility of Lessee and shall be paid upon demand. If Lessee shall, for reasonable cause, refuse to accept delivery of any item of the Equipment, Lessee will be assigned all rights and shall assume all obligations as purchaser of the Equipment.

  7. USE AND MAINTENANCE. (a) Lessee shall (1) use the Equipment solely in the conduct of its business, for the purpose for which the Equipment was designed, in a careful and proper manner (and shall not permanently discontinue use of the Equipment); (2) operate, maintain, service and repair the Equipment, and maintain all records and other materials relating thereto,
(i) in accordance and consistent with (A) all maintenance and operating manuals or service agreements, whenever furnished or entered into, including any subsequent amendments or replacements thereof, issued by the Supplier or service provider, (B) the requirements of all applicable insurance policies,
(C) the Supply Contract, so as to preserve all of Lessee's and Lessor's rights thereunder, including all rights to any warranties, indemnities or other rights or remedies, (D) all applicable laws, and (E) the prudent practice of other similar companies in the same business as Lessee, but in any event, to no lesser standard than that employed by Lessee for comparable equipment owned or leased by it; and (ii) without limiting the foregoing, so as to cause the Equipment to be in good repair and operating condition and in at least the same condition as when delivered to Lessee hereunder, except for ordinary wear and tear resulting despite Lessee's full compliance with the terms hereof; (3) not change the location of any Equipment as specified in the Equipment Schedule without the prior written consent of Lessor; (4) not attach or incorporate the Equipment to or in any other item of equipment in such a manner that the Equipment may be deemed to have become an accession to or a part of such other item of equipment; and (5) cause each principal item of the Equipment to be continually marked, in a plain and distinct manner, with the name of Lessor followed by the words "Owner and Lessor," or other appropriate words designated by Lessor on labels furnished by Lessor. (b) Lessee, within a reasonable time, will replace any parts of the Equipment which become worn out, lost, destroyed, damaged beyond repair or otherwise permanently rendered unfit for use, by replacement parts which are free and clear of all liens, encumbrances or rights of others and have a value, utility and remaining useful life at least equal to the parts replaced. Title to all parts, improvements and additions to the Equipment immediately shall vest in Lessor, without cost or expense to Lessor or any further action by any other person, and such parts, improvements and additions shall be deemed incorporated in the Equipment and subject to the terms of this Lease as if originally leased hereunder. Except to the extent the same are replaced in accordance with this
Section 7(b), Lessee shall not detach or otherwise remove any parts originally or from time to time attached to the Equipment, if such parts are essential to the operation of the Equipment or cannot be detached from the Equipment without materially interfering with the operation of the Equipment or adversely affecting the value, utility and remaining useful life which the Equipment would have had without the addition thereof. Lessee shall not make any material alterations to the Equipment without the prior written consent of Lessor, not to be unreasonably withheld. (c) Upon forty-eight (48) hours' notice, Lessee shall afford Lessor and/or its designated representatives access to the premises where the Equipment is located for the purpose of inspecting such Equipment and all applicable records at any reasonable time during normal business hours; provided, however, if a default or Default shall have occurred and then be continuing, no notice of any inspection by Lessor shall be required.

  8. DISCLAIMER OF WARRANTIES. LESSOR IS NOT A SELLER, SUPPLIER OR MANUFACTURER (AS SUCH TERMS ARE DEFINED OR USED, AS THE CASE MAY BE, IN THE UNIFORM COMMERCIAL CODE), OR DEALER, NOR A SELLER'S OR A DEALER'S AGENT. THE EQUIPMENT IS LEASED HEREUNDER "AS IS", AND LESSOR HAS NOT MADE, AND HEREBY DISCLAIMS LIABILITY FOR, AND LESSEE HEREBY WAIVES ALL RIGHTS AGAINST LESSOR RELATING TO, ANY AND ALL WARRANTIES, REPRESENTATIONS OR OBLIGATIONS OF ANY
KIND WITH RESPECT TO THE EQUIPMENT, EITHER EXPRESS OR IMPLIED, ARISING BY APPLICABLE LAW OR OTHERWISE, INCLUDING ANY OF THE SAME RELATING TO OR ARISING
IN OR UNDER (a) MERCHANTABILITY OR FITNESS FOR PARTICULAR USE OR PURPOSE, (b) COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OR TRADE OR (c) TORT
(WHETHER OR NOT ARISING FROM THE ACTUAL, IMPLIED OR IMPUTED NEGLIGENCE OF
LESSOR OR STRICT LIABILITY) OR THE UNIFORM COMMERCIAL CODE (INCLUDING ARTICLE 2A, AS HEREINAFTER DEFINED; AND, WITHOUT LIMITING THE FOREGOING, INCLUDING,
(i) ANY WARRANTIES CONTAINED IN SECTIONS 2A-210, 211, 212 AND 213, (ii) ANY RIGHT TO DEEM LESSOR IN DEFAULT PURSUANT THERETO AND (iii) ALL OF LESSEE'S RIGHTS AND REMEDIES UNDER SECTIONS 2A-508 THROUGH 521) OR OTHER APPLICABLE
LAW WITH RESPECT TO THE EQUIPMENT, INCLUDING ITS TITLE OR FREEDOM FROM LIENS, FREEDOM FROM TRADEMARK, PATENT OR COPYRIGHT INFRINGEMENT, FREEDOM FROM LATENT DEFECTS (WHETHER OR NOT DISCOVERABLE), CONDITION, MANUFACTURE, DESIGN, SERVICING OR COMPLIANCE WITH APPLICABLE LAW; it being agreed that all such risks, as between Lessor and Lessee, are to be borne by Lessee; and Lessor's agreement to enter into this Lease and any Equipment Schedule is in reliance upon the freedom from and complete negation of liability or responsibility for the matters waived and disclaimed herein. Lessor is not responsible for any direct, indirect, incidental or consequential damage to or losses resulting from the installation, operation or use of the Equipment or any products manufactured thereby. All assignable warranties made by the Supplier to Lessor are hereby assigned to Lessee for and during the term of this Lease and Lessee agrees to resolve all such claims directly with the Supplier. Provided that no default or Default has occurred and is then continuing, Lessor fully shall cooperate with Lessee with respect to the resolution of such claims, in good faith and by appropriate proceedings at Lessee's expense. Any such claim shall not affect in any manner the unconditional obligation of Lessee to make rent payments hereunder.

  9. FEES AND TAXES. (a) To the extent permitted by law, Lessee shall file any necessary report and return for, shall pay promptly when due, shall otherwise be liable to reimburse Lessor (on an after-tax basis) for, and agrees to indemnify and hold Lessor harmless from: (i) all titling, recordation, documentary stamp and other fees; and (ii) taxes (other than taxes calculated solely on the basis of net income), assessments and all other charges or withholdings of any nature (together with any penalties, fines or interest thereon); arising at any time upon or relating to the Equipment or this Lease or the delivery, acquisition, ownership, use, operation or leasing or other disposition of the Equipment, or upon the rent, whether the same be assessed to Lessor or Lessee (any of the foregoing, an "Imposition"). (b) If any report, return or property listing, or any Imposition is, by law, required to be filed by, assessed or billed to, or paid by, Lessor, Lessee at its own expense will do all things required to be done by Lessor (to the extent permitted by law) in connection therewith and is hereby authorized by Lessor to act on behalf of Lessor in all respects, including the contest or protest, in good faith and by appropriate proceedings, of the validity of any Imposition, or the amount thereof. Lessor agrees fully to cooperate with Lessee in any such contest, and Lessee agrees promptly to indemnify Lessor for all reasonable expenses incurred by Lessor in the course of such cooperation. An Imposition or Claim (as hereinafter defined) therefor shall be paid, subject to refund proceedings, if failure to pay would adversely affect the title or rights of Lessor. Provided that no default or Default has occurred and is continuing, if Lessor obtains a refund of any Imposition which has been paid (by Lessee, or by Lessor and for which Lessor has been reimbursed by Lessee), Lessor shall promptly pay to Lessee the net amount of such refund to the extent actually received. Lessee will cause all billings of such charges to Lessor to be made to Lessor in care of Lessee and will, in preparing any report or return required by law, show the ownership of the Equipment in Lessor, and shall send a copy of any such report or return to Lessor. If Lessee fails to pay any such charges when due, except any Imposition being contested in good faith and by appropriate proceedings as above provided for a reasonable period of time, Lessor at its option may do so, in which event the amount so paid (including any penalty or interest incurred as a result of Lessee's failure), plus interest thereon at the Late Charge Rate, shall be paid by Lessee to Lessor with the next periodic payment of rent. (c) As used herein, the term "Lessor" shall mean and include Lessor and the consolidated Federal taxpayer group of which Lessor is a member.

  10. INTENT, TITLE AND LIENS. (a) The parties intend and agree that the Equipment shall remain personal property, and that Lessor's title thereto not be impaired, notwithstanding the manner in which it may be affixed to any real property. Lessee shall obtain and deliver to Lessor (to be recorded at Lessee's expense), from any person having an interest in the property where the Equipment is to be located, waivers of any lien, encumbrance or interest which such person might have or hereafter obtain or claim with respect to the Equipment. (b) It is the express intention of the parties hereto that (1) each Equipment Schedule, incorporating by reference the terms of this Lease, constitutes a true "lease" and a "finance lease" as such terms are defined in the Uniform Commercial Code Article 2A - Leases ("Article 2A") (whether or not
Article 2A is then in effect in the State) and not a sale or retention of security interest; and (2) title to the Equipment shall at all times remain in Lessor, and Lessee shall acquire no ownership, property, rights, equity, or interest other than a leasehold interest, solely as Lessee subject to the terms and conditions hereof. If, notwithstanding the express intent of the parties, a court of competent jurisdiction determines that any Equipment
Schedule is not a true lease, but is rather a sale and extension of credit, a lease intended for security, a loan secured by the Equipment specified in such Equipment Schedule, or other similar arrangement, the parties agree that in such event: (i) (A) in order to secure the prompt payment and performance as and when due of all of Lessee's obligations (both now existing and hereafter arising) under each such Equipment Schedule, Lessee shall be deemed to have granted, and it hereby grants, to Lessor a first priority security interest in the following (whether now existing or hereafter created): the Equipment leased pursuant to such Equipment Schedule and all replacements, substitutions, accessions, and proceeds (cash and non-cash; but without power of sale), including the proceeds of all insurance policies, thereof, and (B) Lessee agrees that with respect to the Equipment, in addition to all of the other rights and remedies available to Lessor hereunder upon the occurrence of a Default, Lessor shall have all of the rights and remedies of a first priority secured party under the Code; and (ii) (A) the principal amount of any such loan shall be an amount equal to the Total Invoice Cost, (B) the term of any such loan shall be the same as the Term specified for such Equipment in the related Equipment Schedule, (C) the loan payments under any such loan shall be the regular installments of Rent specified in the Equipment Schedule for such Equipment, and (D) any such loan shall be at an interest rate that is equal to the lesser of the maximum lawful rate permitted by applicable law or the effective interest rate calculated on the basis of the foregoing principal amount, loan term and loan payments as if the principal amount were fully amortized over the term of the loan. (c) Lessee may not dispose of any of the Equipment except to the extent expressly provided herein, notwithstanding the fact that proceeds constitute a part of the Equipment. Lessee further agrees to maintain the Equipment free from all claims, liens, attachments, rights of others and legal processes ("Liens") of creditors of Lessee or any other persons, other than Liens for fees, taxes, levies, duties or other governmental charges of any kind, Liens of mechanics, materialmen, laborers, employees or suppliers and similar Liens arising by operation of law incurred by Lessee in the ordinary course of business for sums that are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof (provided, however, that such proceedings do not involve any substantial danger (as determined in Lessor's sole reasonable discretion) of the sale, forfeiture or loss of the Equipment or any interest therein). Lessee will defend, at its own expense, Lessor's title to the Equipment from such claims, Liens or legal processes. Lessee shall also notify Lessor immediately upon receipt of notice of any Lien affecting the Equipment in whole or in part.

  11. INSURANCE. Lessee shall obtain and maintain all-risk insurance coverage with respect to the Equipment insuring against, among other things: any casualty to the Equipment (or any portion thereof), including loss or damage due to fire and the risks normally included in extended coverage, malicious mischief and vandalism, for not less than the greater of the full replacement value or the Stipulated Loss Value (as defined in Section 12 hereof); and any public liability arising in connection with the Equipment, including both personal injury and property damage with a combined single limit per occurrence of not less than the amount specified in the Equipment Schedule, with no deductible. All said insurance shall be in form (including all endorsements required by Lessor) and amount and with companies reasonably satisfactory to Lessor. All insurance for loss or damage shall provide that losses, if any, shall be payable to Lessor as sole loss payee and Lessee shall utilize its best efforts to have all checks relating to any such losses delivered promptly to Lessor. Lessor shall be named as an additional insured with respect to all such liability insurance. Lessee shall pay the premiums therefor and deliver to Lessor evidence satisfactory to Lessor of such insurance coverage. Lessee shall cause to be provided to Lessor, not less than fifteen (15) days prior to the scheduled expiration or lapse of such insurance coverage, evidence satisfactory to Lessor of renewal or replacement coverage. Each insurer shall agree, by endorsement upon the policy or policies issued by it or by independent instrument furnished to Lessor, that
(a) it will give Lessor thirty (30) days' prior written notice of the effective date of any material alteration or cancellation of such policy; and
(b) insurance as to the interest of any named additional insured or loss payee other than Lessee shall not be invalidated by any actions, inactions, breach of warranty or conditions or negligence of Lessee or any person other than Lessor with respect to such policy or policies. The proceeds of such insurance payable as a result of loss of or damage to the Equipment shall be applied as required by the provisions of Section 12 hereof.

  12. LOSS AND DAMAGE. Lessee assumes the risk of direct and consequential loss and damage to the Equipment from all causes. Except as provided in this Section for discharge upon payment of Stipulated Loss Value and the other specified amounts, no loss or damage to the Equipment or any part thereof shall release or impair any obligations of Lessee under this Lease. Lessee agrees that Lessor shall not incur any liability to Lessee for any loss of business, loss of profits, expenses, or any other Claims resulting to Lessee by reason of any failure of or delay in delivery or any delay caused by any non-performance, defective performance, or breakdown of the Equipment, nor shall Lessor at any time be responsible for personal injury or the loss or destruction of any other property resulting from the Equipment. In the event of loss or damage to any item of Equipment which does not constitute a Total Loss (as hereinafter defined), Lessee shall, at its sole cost and expense, promptly repair and restore such item of the Equipment to the condition required by this Lease. Provided that no default or Default has occurred and is continuing, upon receipt of evidence reasonably satisfactory to Lessor of completion of such repairs, Lessor will apply any net insurance proceeds received by Lessor on account of such loss to the cost of repairs. Upon the occurrence of the actual or constructive total loss of any item of the Equipment, or the loss, disappearance, theft or destruction of any item of the Equipment or damage to any item of the Equipment to such extent as shall make repair thereof uneconomical or shall render any item of the Equipment permanently unfit for normal use for any reason whatsoever, or the condemnation, confiscation, requisition, seizure, forfeiture or other taking of title to or use of any item of the Equipment or the imposition of any Lien thereon by any governmental authority (as established to the reasonable satisfaction of Lessor; any such occurrence being herein referred to as a "Total Loss"), during the term of this Lease, Lessee shall give prompt notice thereof to Lessor. On the next date for the payment of rent, Lessee shall pay to Lessor the rent due on that date plus the Stipulated Loss Value of the item or items of the Equipment with respect to which the Total Loss has occurred and any other sums due hereunder with respect to that Equipment (less any insurance proceeds or condemnation award actually paid). Upon making such payment, this Lease and the obligation to make future rental payments shall terminate solely with respect to the Equipment or items thereof so paid for and (to the extent applicable) Lessee shall become entitled thereto "AS IS WHERE IS" without warranty, express or implied, with respect to any matter whatsoever. Lessor shall deliver to Lessee a bill of sale transferring and assigning to Lessee without recourse or warranty, all of Lessor's right, title and interest in and to the Equipment. Lessor shall not be required to make and may specifically disclaim any representation or warranty as to the condition of the Equipment or any other matters. As used in this Lease, "Stipulated Loss Value" shall mean the product of the Total Invoice Cost (designated on the appropriate Equipment Schedule) of the Equipment and the applicable percentage factor set forth on the Schedule of Stipulated Loss Values attached to the Equipment Schedule. Stipulated Loss Value shall be determined as of the next date on which a payment of rent is or would be due after a Total Loss or other termination of an Equipment Schedule, after payment of any rent due on such date, and the applicable percentage factor shall be that which is set forth with respect to such rent payment. After payment of the final payment of rent due under the original term of this Lease and during any renewal term thereof, Stipulated Loss Value shall be determined as of the date of termination of such Equipment Schedule (absent any renewal thereof) or, if during a renewal term, on the next date on which a payment of rent is or would be due after a Total Loss or other termination of such renewal term, after payment of any rent due on such date, and the applicable percentage factor shall be the last percentage factor set forth on the Schedule of Stipulated Loss Values attached to such Equipment Schedule.

  13. REDELIVERY. Upon the expiration or earlier termination of the term of any Equipment Schedule (or of any renewal thereof, if applicable), Lessee shall, at its own expense, return the Equipment and all rights "including without limitation any and all patent rights" necessary to transfer the equipment back to Lessor within ten (10) days (a) in the same condition as when delivered to Lessee hereunder, ordinary wear and tear resulting from proper use thereof excepted, (b) in such operating condition as is capable of performing its originally intended use, (c) having been used, operated, serviced and repaired in accordance with, and otherwise complying with,
Section 7 hereof, and (d) free and clear of all Liens whatsoever except Liens resulting from claims against Lessor not relating to the ownership of such Equipment. Lessee shall return the Equipment by delivering it to such place within the Continental United States as Lessor shall specify. In addition to Lessor's other rights and remedies hereunder, if the Equipment is not returned in a timely fashion, or if repairs are necessary to place any items of Equipment in the condition required in this Section, Lessee shall continue to pay to Lessor per diem rent at the last prevailing lease rate under the applicable Equipment Schedule with respect to such items of Equipment, for the period of delay in redelivery, or for the period of time reasonably necessary to accomplish such repairs together with the cost of such repairs, as applicable. Lessor's acceptance of such rent on account of such delay or repair does not constitute a renewal of the term of the related Equipment Schedule or a waiver of Lessor's right to prompt return of the Equipment in proper condition.

  14. INDEMNITY. Lessee assumes and agrees to indemnify, defend and keep harmless Lessor, and any assignee of Lessor's rights, obligations, title or interests under any Equipment Schedule, its agents and employees ("Indemnitees"), from and against any and all Claims (other than such as may directly and proximately result from the gross negligence or willful misconduct of, such Indemnitees; provided, however, that Lessee expressly agrees to indemnify each such Indemnitee where the Claims arise in whole or in part from the simple negligence of such Indemnitee), by paying (on an after-tax basis) or otherwise discharging same, when and as such Claims shall become due, including Claims arising on account of (a) any Lease Document, or
(b) the Equipment, or any part thereof, including the ordering, acquisition, delivery, installation or rejection of the Equipment, the possession, maintenance, use, condition, ownership or operation of any item of Equipment, and by whomsoever owned, used or operated, during the term of any Equipment Schedule with respect to that item of Equipment, the existence of latent and other defects (whether or not discoverable by Lessor or Lessee) any claim in tort for negligence or strict liability, and any claim for patent, trademark or copyright infringement, or the loss, damage, destruction, removal, return, surrender, sale or other disposition of the Equipment, or any item thereof, or for whatever other reason whatsoever. It is the express intention of both Lessor and Lessee, that the indemnity provided for in this Section 14 includes the agreement by Lessee to indemnify the Indemnitees from the consequences of such Indemnitees' own simple negligence, whether that negligence is the sole or concurring cause of the Claims, and to further indemnify such Indemnitees with respect to Claims for which the Indemnitees are strictly liable. Lessor shall give Lessee prompt notice of any Claim hereby indemnified against and Lessee shall be entitled to control the defense thereof, so long as no default or Default has occurred and is then continuing; provided, however, that Lessor shall have the right to approve defense counsel selected by Lessee. For the purposes of this Lease, the term "Claims" shall mean all claims, allegations, harms, judgments, good faith settlements entered into, suits, actions, debts, obligations, damages (whether incidental, consequential or direct), demands (for compensation, indemnification, reimbursement or otherwise), losses, penalties, fines, liabilities (including strict liability), charges that Lessor has incurred or for which it is responsible, in the nature of interest, Liens, and costs (including attorneys' fees and disbursements and any other legal or non-legal expenses of investigation or defense of any Claim, whether or not such Claim is ultimately defeated or enforcing the rights, remedies or indemnities provided for hereunder, or otherwise available at law or equity to Lessor), of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, by or against any person.

  15. DEFAULT. (a) A default shall be deemed to have occurred hereunder and under an Equipment Schedule ("Default") if (1) Lessee shall fail to make any payment of rent hereunder or under an Equipment Schedule within ten (10) days after the same shall have become due; or (2) Lessee shall fail to obtain and maintain the insurance required herein; (3) Lessee shall fail to perform or observe any other covenant, condition or agreement to be performed or observed by it under any Lease Document and such failure shall continue unremedied for a period of thirty (30) days after the earlier of (i) actual knowledge thereof by any officer of Lessee, or (ii) written notice thereof to Lessee by Lessor; or (4) Lessee shall (i) be generally not paying its debts as they become due; or (ii) take action for the purpose of invoking the protection of any bankruptcy or insolvency law, or any such law is invoked against or with respect to Lessee or its property, and any such petition filed against Lessee is not dismissed within sixty (60) days; or (5) Lessee shall make or permit any unauthorized Lien against, or assignment or transfer of, this Lease, the Equipment or any interest therein; or (6) any certificate, statement, representation, warranty or audit contained herein or furnished with respect hereto by or on behalf of Lessee proving to have been false in any material respect at the time as of which the facts therein set forth were stated or certified, or having omitted any substantial contingent or unliquidated liability or Claim against Lessee; or (7) Lessee shall be in default under (i) any loan, lease, guaranty, installment sale or other financing agreement or contract, of which Lessor, or any of its affiliates, is a party or beneficiary, or (ii) any material obligation for borrowed money, for the deferred purchase price of property or any lease agreement, and the applicable grace period with respect thereto shall have expired; or (8) Lessee shall have terminated its corporate existence, consolidated with, merged into, or conveyed or leased substantially all of its assets as an entirety to any person (such actions being referred to as an "Event"), unless such person is organized and existing under the laws of the United States or any state, and not less than sixty (60) days prior to such Event: (i) such person executes and delivers to Lessor an agreement satisfactory in form and substance to Lessor, in its sole discretion, containing such person's effective assumption, and its agreement to pay, perform, comply with and otherwise be liable for, in a due and punctual manner, all of Lessee's obligations having previously arisen, or then or thereafter arising, under any and all of the Lease Documents; and (ii) Lessor is satisfied as to the creditworthiness of such person, and as to such person's conformance to the other standard criteria then used by Lessor for such purposes; or (9)(i) The occurrence of any change in the financial condition of Lessee or any guarantor which in the good faith judgment of Lessor is materially adverse, (ii) if Lessor in good faith deems itself insecure, (iii) if Lessor, in good faith, determines that the prospect of payment or performance of any of the material obligations is impaired for any reason, or (iv) there occurs a default under or anticipatory repudiation of any guaranty executed in connection with this Lease; or (10) if Lessee is a privately held corporation and effective control of Lessee's voting capital stock, issued and outstanding from time to time, is not retained by the present stockholders (unless Lessee shall have provided sixty (60) days' prior written notice to Lessor of the proposed disposition of stock and Lessor shall have consented thereto in writing); or (11) if Lessee is a publicly held corporation and, as a result of or in connection with a material change in the ownership of Lessee's capital stock, Lessee's Debt to Tangible Net Worth equals or exceeds twice the ratio of Lessee's Debt to Tangible Net Worth as of the date of this Lease, without the prior written consent of Lessor. As used herein, "Debt" shall mean Lessee's total liabilities which, in accordance with GAAP, would be included in the liability side of a balance sheet; and "Tangible Net Worth" shall mean Lessee's tangible net worth including the sum of the par or stated value of all outstanding capital stock, surplus and undivided profits, less any amounts attributable to goodwill, patents, copyrights, mailing lists, catalogs, trademarks, bond discount and underwriting expenses, organization expense and other intangibles. Accounting terms used herein shall be as defined, and all calculations hereunder shall be made, in accordance with GAAP. (b) The occurrence of a Default with respect to any Equipment Schedule shall, at the sole discretion of Lessor, constitute a Default with respect to any or all Equipment Schedules to which it is then a party. Notwithstanding anything set forth herein, Lessor may exercise all rights and remedies hereunder independently with respect to each Equipment Schedule.

  16. REMEDIES. Without limiting Lessor's other rights hereunder, if Lessee shall fail to pay any amount of rent hereunder or under any Equipment Schedule within sixty (60) days after the same shall have become due, Lessee shall automatically be deemed to be in default hereunder and under said Equipment Schedule and all of Lessee's rights, but not its obligations, under such Equipment Schedule and in and to the Equipment leased thereunder automatically shall be canceled, whereupon Lessee's right to possess and use such Equipment immediately shall cease; and Lessee hereby agrees that the foregoing shall occur without act or notice as a condition thereto, and any such requirement of any act or notice under applicable law is hereby expressly and irrevocably waived to the extent permitted thereunder. Upon the occurrence of any other Default under the provisions of Section 15 (including the failure to make any payment of rent as and when due), Lessor may, at its option, declare this Lease and such Equipment Schedule to be in default. At any time after cancellation of an Equipment Schedule or after declaration by Lessor that such Equipment Schedule is in default, Lessor may, in addition to any other remedies provided herein or by applicable law, exercise one or more of the following remedies as Lessor in its sole discretion shall elect:

    (a) Require Lessee to assemble any or all of the Equipment at the location to which the Equipment was delivered or the location to which such Equipment may have been moved by Lessee or such other location in reasonable proximity to either of the foregoing as Lessor shall designate; and/or to return promptly, at Lessee's expense, any or all of the Equipment to Lessor at the location, in the condition and otherwise in accordance with all of the terms of Section 13 hereof; and/or take possession of and render unusable by Lessee any or all of the Equipment, wherever it may be located, without any court order or other process of law and without liability for any damages occasioned by such taking of possession (other than to premises) (any such taking of possession shall constitute an automatic cancellation of the Equipment Schedule pertaining thereto without further notice, and such taking of possession shall not prohibit Lessor from exercising its other remedies hereunder).

    (b) Sell, re-lease or otherwise dispose of any or all of the Equipment, whether or not in Lessor's possession, in a commercially reasonable manner at public or private sale with notice to Lessee (the parties agreeing that twenty
(20) days' prior written notice shall constitute adequate notice of such sale), with the right of Lessor to purchase and apply the net proceeds of such disposition, after deducting all costs of such disposition (including but not limited to costs of transportation, possession, storage, refurbishing, advertising and brokers' fees), to the obligations of Lessee pursuant to this sub-part (b), with Lessee remaining liable for any deficiency and with any excess being retained by Lessor; or retain any or all of the Equipment; and recover from Lessee damages, not as a penalty, but herein liquidated for all purposes as follows:

       (1) if Lessor elects to dispose of the Equipment under an Equipment Schedule pursuant to a lease which is substantially similar to this Lease and such Equipment Schedule: an amount equal to the sum of (A) any accrued and unpaid rent under this Lease and such Equipment Schedule as of the date of commencement (the "Commencement Date") of the term of the new lease, and (B)
(i) the present value as of the Commencement Date of the total rent for the then remaining term of such Equipment Schedule, minus (ii) the present value as of the Commencement Date of the rent under the new lease applicable to that period of the new lease term which is comparable to the then remaining term of such Equipment Schedule, and (C) any incidental damages allowed under Article 2A, less expenses saved by Lessor in consequence of the Default ("Incidental Damages");

       (2) if Lessor elects to retain the Equipment or to dispose of the Equipment under an Equipment Schedule by sale, by re-lease (pursuant to a lease which is not substantially similar to this Lease and such Equipment Schedule), or otherwise: an amount equal to the sum of (A) any accrued and unpaid rent as of the date Lessor repossesses the Equipment or such earlier date as Lessee tenders possession of the Equipment to Lessor, (B) (i) the present value as of the date determined under clause (A) of the total rent for the then remaining term of such Equipment Schedule, minus (ii) the present value, as of that certain date which may be determined by taking a reasonable opportunity to repossess and remarket the Equipment, of the "market rent" (as computed pursuant to Article 2A) at the place where the Equipment was located on that date, computed for the same lease term, and (C) any Incidental Damages (provided, however, that if the measure of damages provided is inadequate to put Lessor in as good a position as performance would have, the damages shall be the present value of the profit, including reasonable overhead, Lessor would have made from full performance by Lessee, together with any incidental damages allowed under Article 2A, due allowance for costs reasonably incurred and due credit for payments or proceeds of disposition);

       (3) if, with respect to an Equipment Schedule, Lessor has not repossessed the Equipment, or if Lessor has repossessed the Equipment or Lessee has tendered possession of the Equipment to Lessor and Lessor is unable after reasonable effort to dispose of the Equipment at a reasonable price or the circumstances reasonably indicate that such an effort will be unavailing: an amount equal to the sum of (A) accrued and unpaid rent as of the date of entry of judgment in favor of Lessor, (B) the present value as of the date determined under clause (A) of the rent for the then remaining term of such Equipment Schedule, and (C) any Incidental Damages. Lessor may dispose of the Equipment at any time before collection of a judgment for damages. If the disposition is before the end of the remaining term of such Equipment Schedule, Lessor's recovery against Lessee for damages will be governed by sub-part (b)(1) or (2) (as applicable), and Lessor will cause an appropriate credit to be provided against any judgment for damages to the extent that the amount of the judgment exceeds the applicable recovery pursuant to sub-part
(b)(1) or (2).

    (c) In lieu of the damages specified in sub-part (b), with respect to each applicable Equipment Schedule, Lessor may recover from Lessee, as liquidated damages for loss of a bargain and not as a penalty, an amount calculated as the sum of: (1) the greater of either (A) the Stipulated Loss Value of the Equipment (determined as of the next date on which a payment is or would have been due after the occurrence of the subject Default), together with all other sums due under such Equipment Schedule as of such determination date or (B) all sums due and to become due under such Equipment Schedule for the full term thereof (including any tax indemnities becoming due as a result of the Default, and any mandatory purchase or renewal options which Lessee has contracted to pay) (provided that all sums becoming due after the occurrence of such Default shall be discounted to present value as of the date of payment by Lessee) plus Lessor's estimated residual interest in the Equipment; plus
(2) the amount of all commercially reasonable costs and expenses incurred by Lessor in connection with repossession, recovery, storage, repair, sale, re-lease or other disposition of the Equipment, including reasonable attorneys' fees and costs incurred in connection therewith or otherwise resulting from the Default; minus (3) if Lessor has repossessed the Equipment, the amount calculated pursuant to clause (B) (ii) of sub-part (b)(1) or (2) (as applicable). Notwithstanding the foregoing, in the event such Equipment Schedule and Lessee's rights thereunder automatically are canceled pursuant to the first sentence of this Section 16, the amounts payable under clause (1) of this paragraph (c) automatically shall become due and payable on the date of such cancellation, without notice or demand, except as otherwise may be provided in writing by Lessor.

    (d)  Cancel such Equipment Schedule as to any or all of the Equipment.

    (e) Proceed by appropriate court action, either at law or in equity (including an action for specific performance), to enforce performance by Lessee or to recover damages associated with such Default; or exercise any other right or remedy available to Lessor at law or in equity.

    (f) By offset, recoupment or other manner of application, apply any security deposit, monies held in deposit or other sums then held by Lessor, and with respect to which Lessee has an interest, against any obligations of Lessee arising under this Lease, whether or not Lessee has pledged, assigned or granted a security interest to Lessor in any or all such sums as collateral for said obligations.

    All amounts to be present valued shall be discounted at a rate equal to the discount rate of the Federal Reserve Bank of Richmond in effect on the applicable date. Unless otherwise provided above, a cancellation of any Equipment Schedule shall occur only upon written notice by Lessor to Lessee and only with respect to such items of the Equipment as Lessor specifically elects to cancel in such notice. Except as to such items of the Equipment with respect to which there is a cancellation, this Lease and the Equipment Schedules not so canceled shall remain in full force and effect and Lessee shall be and remain liable for the full performance of all its obligations hereunder and thereunder. Except as otherwise specifically provided above,
(A) Lessee shall also be liable for (1) all unpaid rent due hereunder before, during or after exercise of any of the foregoing remedies, (2) for all reasonable legal fees and other reasonable expenses incurred by reason of any default or Default or the exercise of Lessor's rights or remedies with respect thereto, including all costs and expenses incurred in connection with the return, repossession or other recovery of any Equipment in accordance with the terms of Section 13 hereof and this Section 16 or in placing such Equipment in the condition required by said Sections, and all other pre-judgment and post-judgment enforcement related actions taken by Lessor, and (3) Late Charges which shall accrue and be payable with respect to any and all amounts becoming due pursuant to this Section 16 from and after the due date therefor until payment of the full amount thereof is made; and (B) no right or remedy referred to in this Section is intended to be exclusive, but each shall be cumulative and shall be in addition to any other remedy referred to above or otherwise available at law or in equity, and may be exercised concurrently or separately from time to time. The failure of Lessor to exercise the rights granted hereunder upon any Default by Lessee shall not constitute a waiver of any such right upon the continuation or reoccurrence of any such Default. In no event shall the execution of an Equipment Schedule constitute a waiver by Lessor of any pre-existing Default in the performance of the terms and conditions hereof.

  17. ASSIGNMENT. (a) WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR (WHICH SHALL NOT UNREASONABLY BE WITHHELD), LESSEE WILL NOT ASSIGN, TRANSFER OR ENCUMBER ANY OF ITS RIGHTS OR OBLIGATIONS HEREUNDER OR UNDER ANY EQUIPMENT SCHEDULE, OR ITS LEASEHOLD INTEREST, SUBLET THE EQUIPMENT OR OTHERWISE PERMIT THE EQUIPMENT TO BE OPERATED OR USED BY, OR TO COME INTO OR REMAIN IN THE POSSESSION OF, ANYONE BUT LESSEE. No assignment or sublease, whether authorized in this Section or in violation of the terms hereof, shall relieve Lessee of its obligations, and Lessee shall remain primarily liable, hereunder and under each Equipment Schedule. Any unpermitted assignment, transfer, encumbrance, delegation or sublease by Lessee shall be void ab initio. (b) LESSOR MAY AT ANY TIME ASSIGN ANY OR ALL OF ITS RIGHTS, OBLIGATIONS, TITLE AND INTERESTS HEREUNDER AND UNDER ANY EQUIPMENT SCHEDULE, TO ANY OTHER PERSON. If Lessee is given notice of any such assignment, Lessee shall acknowledge receipt thereof in writing. Any such assignee shall have and be entitled to exercise any and all rights and powers of Lessor hereunder, but such assignee shall not be obligated to perform any of the obligations of Lessor hereunder (other than the covenant of quiet enjoyment specified in Section 18(c) hereof; or as otherwise provided in any notice with respect thereto by Lessor to Lessee). Lessee will pay all rent and other amounts payable by Lessee hereunder to such assignee, notwithstanding any defense or claim of whatever nature, whether by reason of breach or otherwise which it may now or hereafter have against Lessor; it being understood that in the event of a default or breach by Lessor, that Lessee shall pursue any rights on account thereof solely against Lessor. Lessee agrees that any such assignment shall not materially change Lessee's duties or obligations under the Lease or any Equipment Schedule nor materially increase Lessee's risks or burdens. Upon such assignment and except as may otherwise be provided therein all references in this Lease to Lessor shall include such assignee. (c) Subject always to the foregoing, this Lease and each Equipment Schedule inure to the benefit of, and are binding upon, the successors and assigns of the parties hereto and thereto, as the case may be.

  18. MISCELLANEOUS. (a) This Lease, the Riders annexed hereto, each Equipment Schedule and any commitment letter between the parties, constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and shall not be rescinded, amended or modified in any manner except by a document in writing executed by both parties. (b) Any provision of this Lease which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provi-sions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. (c) The representations, warranties and covenants of Lessee herein shall be deemed to be continuing and to survive the execution and delivery of this Lease, each Equipment Schedule and any other Lease Documents. Each execution by Lessee of an Equipment Schedule shall be deemed a reaffirmation and warranty that there shall have been no material adverse change in the business or financial condition of Lessee from the date of execution hereof. With respect to each Equipment Schedule, the obligations of Lessee under Sections 7, 8, 9, 10, 13 and 14 hereof, together with any of Lessee's obligations under the other provisions of this Lease (as incorporated therein) which have accrued but not been fully satisfied, performed or complied with prior to the cancellation or termination of such Equipment Schedule, shall survive the cancellation or termination thereof to the extent necessary for the full and complete performance of such obligations.
(d) Lessor represents and covenants to Lessee that Lessor has full authority to enter into this Lease and any other Lease Documents to which it may become a party, and so long as no default or Default occurs with respect to an Equipment Schedule, neither Lessor nor any person authorized by Lessor shall interfere with Lessee's right to peaceably and quietly possess and use the Equipment during the term thereof, subject to the terms and provisions hereof.
(e) If Lessee fails to perform any of its obligations hereunder with respect to an Equipment Schedule, Lessor shall have the right, but shall not be obligated, to effect such performance, and the amount of any out of pocket and other reasonable expenses of Lessor incurred in connection with such performance, together with interest thereon at the Late Charge Rate, shall be payable by Lessee upon demand. Lessor's effecting such compliance shall not be a waiver of Lessee's default. (f) Lessee irrevocably appoints Lessor as Lessee's attorney-in-fact (which power shall be deemed coupled with an interest) to execute, endorse and deliver any documents and checks or drafts relating to or received in payment for any loss or damage under the policies of insurance required by the provisions of Section 11 hereof, but only to the extent that the same relates to the Equipment. (g) LESSOR AND LESSEE HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH LESSEE AND/OR LESSOR MAY BE PARTIES ARISING OUT OF OR IN ANY WAY PERTAINING TO THIS LEASE. LESSEE AUTHORIZES LESSOR TO FILE THIS PROVISION WITH THE CLERK OR JUDGE OF ANY COURT HEARING ANY SUCH CLAIM. IT IS HEREBY AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS LEASE. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY THE PARTIES AND THE PARTIES HEREBY ACKNOWLEDGE THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. LESSOR AND LESSEE FURTHER ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED IN THE SIGNING OF THIS LEASE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF THEIR OWN FREE WILL, AND THAT THEY HAVE HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL. (h) All notices (excluding billings and communications in the ordinary course of business) hereunder shall be in writing, personally delivered, delivered by overnight courier service, sent by facsimile transmission (with confirmation of receipt), or sent by certified mail, return receipt requested, addressed to the other party at its respective address stated below the signature of such party or at such other address as such party shall from time to time designate in writing to the other party; and shall be effective from the date of receipt. (i) This Lease and all of the other Lease Documents shall not be effective unless and until accepted by execution by an officer of Lessor at the address, in the State of Maryland (the "State"), as set forth below the signature of Lessor. THIS LEASE AND ALL OF THE OTHER LEASE DOCUMENTS, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER, SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF THE STATE), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, REGARDLESS OF THE LOCATION OF THE EQUIPMENT. The parties agree that any action or proceeding arising out of or relating to this Lease may be commenced in any state or Federal court in the State, and agree that a summons and complaint commencing an action or proceeding in any such court shall be properly served and shall confer personal jurisdiction if served personally or by certified mail to it at its address hereinbelow set forth, or as it may provide in writing from time to time, or as otherwise provided under the laws of the State. (j) This Lease and all of the other Lease Documents may be executed in any number of counterparts and by different parties hereto or thereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together consist of but one and the same instrument; provided, however, that to the extent that this Lease and/or the Equipment Schedule would constitute chattel paper, as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction, no security interest herein or therein may be created through the transfer or possession of this Lease in and of itself without the transfer or possession of the original of such Equipment Schedule and incorporating the Lease by reference; and no security interest in this Lease and an Equipment Schedule may be created by the transfer or possession of any counterpart of such Equipment Schedule other than the original thereof, which shall be identified as the document marked "Original" and all other counterparts shall be marked "Duplicate".

  19. DEFINITIONS AND RULES OF CONSTRUCTION. (a) The following terms when used in this Lease or in any of the Equipment Schedules have the following meanings: (1) "applicable law" or "law": any law, rule, regulation, ordinance, order, code, common law, interpretation, judgment, directive, decree, treaty, injunction, writ, determination, award, permit or similar norm or decision of any governmental authority; (2) "business day": any day, other than a Saturday, Sunday, or legal holiday for commercial banks under the laws of the state of the governing law of this Lease; (3) "Code" or "Uniform Commercial Code": the Uniform Commercial Code as in effect in the State or in any other applicable jurisdiction; and any reference to an article (including
Article 2A) or section thereof shall mean the corresponding article or section (however termed) of any such other applicable version of the Uniform Commer-cial Code; (4) "governmental authority": any federal, state, county, municipal, regional or other governmental authority, agency, board, body, instrumentality or court, in each case, whether domestic or foreign; and (5) "person": any individual, corporation, partnership, joint venture, or other legal entity or a governmental authority, whether employed, hired, affiliated, owned, contracted with, or otherwise related or unrelated to Lessee or Lessor.
(b) The following terms when used herein or in any of the Equipment Schedules shall be construed as follows: "herein," "hereof," "hereunder," etc.: in, of, under, etc. this Lease or such other Lease Document in which such term appears (and not merely in, of, under, etc. the section or provision where the reference occurs); "including": containing, embracing or involving all of the enumerated items, but not limited to such items unless such term is followed by the words "and limited to," or similar words; and "or": at least one, but not necessarily only one, of the alternatives enumerated. Any defined term used in the singular preceded by "any" indicates any number of the members of the relevant class. Any Lease Document or other agreement or instrument referred to herein means such agreement or instrument as supplemented and amended from time to time. Any reference to Lessor or Lessee shall include their permitted successors and assigns. Any reference to a law shall also mean such law as amended, superseded or replaced from time to time. Unless otherwise expressly provided herein to the contrary, all actions that Lessee takes or is required to take under any Lease Document shall be taken at Lessee's sole cost and expense, and all such costs and expenses shall constitute Claims and be covered by Section 14 hereof. To the extent Lessor is required to give its consent or approval with respect to any matter, the reasonableness of Lessor's withholding of such consent shall be determined based on the then existing circumstances; provided, that Lessor's withholding of its consent shall be deemed reasonable for all purposes if (i) the taking of the action that is the subject of such request, might result (in Lessor's discretion), in (A) an impairment of Lessor's rights, title or interests hereunder or under any Equipment Schedule or other Lease Document, or to the Equipment, or (B) expose Lessor to any Claims, or (ii) to the extent Lessee fails to provide promptly to Lessor any filings, certificates, opinions or indemnities specified by Lessor to Lessee in writing.



  IN WITNESS WHEREOF, the parties hereto have caused this Lease to be duly executed, under seal, as of the day and year first above set forth.



GENERAL ELECTRIC CAPITAL CORPORATION    QUESTECH PACKAGING, INC.
Lessor                                  Lessee


By:   Jim Siegel              [SEAL]    By:    J. P. O'Connell, Jr.   [SEAL]
Name: Jim Siegel                        Name:  J. P. O'Connell, Jr.
Title:Transaction Manager               Title: Vice President


                                        QUESTECH, INC.
                                        Lessee


                                        By:    J. P. O'Connell, Jr.   (SEAL)
                                        Name:  J. P. O'Connell, Jr.
                                        Title: Vice President






















                                                  EQUIPMENT SCHEDULE NO. 1


    This Equipment Schedule (this "Equipment Schedule") is entered into between GENERAL ELECTRIC CAPITAL CORPORATION ("Lessor") and QUESTECH PACKAGING. INC. AND QUESTECH. INC. (collectively the "Lessee"), effective as of the date set forth below, pursuant to that certain Equipment Lease Agreement dated as of
October 24           , 1996, between Lessor and Lessee (the "Lease").
Capitalized terms used without definition in this Equipment Schedule and certain other terms that are not capitalized shall have the meanings ascribed to them in the Lease, to the extent defined therein. The provisions of the Lease, solely as they relate to the Equipment leased hereunder, are hereby incorporated into and shall be deemed a part of this Equipment Schedule. This Equipment Schedule shall be deemed a separate instrument of lease.

     1. EQUIPMENT.

               (a) The Equipment leased hereunder shall include the personal property described in the schedule attached hereto and made a part hereof.

               (b) The "Total Invoice Cost" of the Equipment is equal to S2.041.925.00.

     2. TERM. Upon and after the date of execution hereof, the Equipment shall be hereby leased by Lessor to Lessee on the terms and conditions of the Lease, this Equipment Schedule and any other Lease Documents entered into in connection herewith. A full term of lease with respect to said Equipment shall commence on the date hereof and shall extend for sixty (60) months after the first day of November, 1996 (the "Base Lease Commencement Date").

     3. RENT.

        (a) During the period from the date hereof to the Base Lease Commencement Date (the "Interim Term"), the pro-rated daily rent for said Equipment shall be $1.384.42 per day; computed as 0.678% of the Total Invoice Cost specified above. This pro-rated payment shall be made on the last day of the month for each month during the Interim Term.

        (b) From and after the Base Lease Commencement Date, the monthly rent for said Equipment during the term of this Equipment Schedule shall be $41.532.60, computed as 2.034% of the Total Invoice Cost specified above. Rent
payments shall be made, in advance, on the        day of the month for each
month during the term of this Equipment Schedule.

     4. LESSEE'S CONFIRMATION. (a) Lessee hereby confirms and warrants to Lessor that the Equipment: (i) was duly delivered to Lessee at the location specified in Section 5 hereof; (ii) has been received, inspected and determined to be in compliance with all applicable specifications set forth in the Supply Contract and that the Equipment is hereby accepted for all purposes of the Lease, hereof and of the Supply Contract; and (iii) is a part of the "Equipment" referred to in the Lease and is taken subject to all terms and conditions therein and herein provided. (b) Lessee acknowledges and agrees that: (i) Lessor did not select, manufacture or supply the Equipment; (ii) Lessor acquired the Equipment in connection with the Lease and this Equipment Schedule; and (iii) Lessee received a copy of the Supply Contract by which Lessor acquired the Equipment before executing this Equipment Schedule.

     5. LOCATION OF EQUIPMENT. The location of the Equipment is specified on the Schedule of Equipment attached hereto.

     6. LATE CHARGE RATE. The Late Charge Rate shall be one and one-half (1 1/2) percent per month of the amount in arrears for the period such amount remains unpaid (provided, however, that if such rate exceeds the highest rate permitted by applicable law, then the Late Charge Rate shall be the highest rate permitted by applicable law).

     7. SCHEDULE OF STIPULATED LOSS VALUES. The Schedule of Stipulated Loss Values attached hereto is incorporated herein by reference, and shall be applicable solely to the Equipment described in this Equipment Schedule.

     8. RECOVERY PROPERTY CLASS. The class of property to which the Equipment is assigned (as referenced in Section 2 of the Tax Indemnity Rider to the Lease) is N/A -year property.

     9. PUBLIC LIABILITY INSURANCE. The amount of public liability insurance referenced in Section 11 of the Lease is $3,000,000.00.

   10. INTEREST RATE PROVISION. Without prejudicing the generality of Section 10(b) of the Lease, Lessor and Lessee agree as follows: (a) As used in the Lease or in any other Lease Document, the term "Maximum Legal Rate of Interest", "highest rate permitted by law," or any similar term, shall mean and refer to the maximum rate of non-usurious interest, if any, that Lessor may from time to time charge Lessee and in regard to which Lessee would be prevented successfully from raising the claim or defense of usury under applicable law as now, or to the extent permitted by law, as may hereafter be, in effect (said law permitting the highest rate being herein referred to as the "Interest Law"). (b) It is the intention of Lessor and Lessee to conform strictly to the Interest Law applicable to this transaction. (c) Accordingly, it is agreed that notwithstanding any provision to the contrary in this Equipment Schedule or any other Lease Document, the aggregate of all interest and any other charges or consideration constituting interest, if any, under applicable Interest Law that is taken, reserved, contracted for, charged or received under this Equipment Schedule or under any other Lease Document or otherwise on or in connection with any indebtedness shall under no circumstance exceed the maximum amount of interest allowed by the applicable Interest Law.
(d) If any usurious interest in such respect is provided for, or shall be adjudicated to be so provided for, in this Equipmcnt Schedule or in any other Lease Document or otherwise, or if the acceleration of the maturity of any indebtedness or if the prepayment by Lessee of any indebtedness results in Lessee having paid any interest in excess of that permitted by applicable law, then in such event (i) the provisions of this Paragraph 10 shall govern and control, (ii) neither Lessee nor Lessee's successors or assigns or any other panty liable for the payment of any such indebtedness shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest allowed by the Interest Law applicable to any such indebtedness, (iii) any excess shall be deemed a mistake and canceled automatically and, if theretofore paid, shall be credited on any such indebtedness by Lessor (or if said indebtedness shall have been paid in full, refunded to Lessee), and (iv) the effective rate of interest shall be automatically subject to reduction to the Maximum Legal Rate of Interest allowed under such Interest Law as now or hereafter construed by courts of appropriate jurisdiction. (e) All sums paid or agreed to be paid to Lessor for the use, forbearance or detention of any indebtedness shall, to the extent permitted by the Interest Law applicable to any such indebtedness, be amortized, prorated, allocated and spread throughout the full term of any such indebtedness until paid in full so that the rate or amount of interest, if any, on account of said indebtedness does not exceed the applicable usury ceiling.
(f) The right to accelerate the maturity of any indebtedness does not include the right to accelerate any interest which is not otherwise accrued on the date of such acceleration, and Lessor does not intend to collect unearned interest in the event of acceleration. (g) Notwithstanding any provision contained in the Lease or any other Lease Document, the total amount of interest, if any, that Lessee may become obligated to pay and that Lessor is entitled to receive with respect to any indebtedness shall not exceed the amount calculated on a simple (i.e., non-compounded) interest basis at the Maximum Legal Rate of Interest on principal amounts actually advanced to or for the account of Lessee.



DATE OF EXECUTION:    October 24        , 1996.


GENERAL ELECTRIC CAPITAL CORPORATION  QUESTECH PACKAGING, INC.
Lessor                                Lessee

By:    Jim Siegel           [SEAL]    By:    J. P. O'Connell, Jr.     [SEAL]
Name:  Jim Siegel                     Name:  J. P. O'Connell, Jr.
Title: Transaction Manager            Title: Vice President


                                     QUESTECH, INC.
                                    Lessee

                                     By:    J. P. O'Connell, Jr.     [SEAL]
                                     Name:  J. P. O'Connell, Jr.
                                     Title: Vice President







THE ONE AND ONLY ORIGINAL OF THIS EQUIPMENT SCHEDULE IS MARKED "ORIGINAL" AT THE TOP OF THIS PAGE AND SHALL CONSTITUTE THE ONLY CHATTEL PAPER ORIGINAL FOR THE PURPOSES OF ARTICLE 9 OF THE UNIFORM COMMERCIAL CODE. EACH OTHER SIGNED VERSION IS MARKED "DUPLICATE".

                                                       SCHEDULE OF EQUIPMENT





Lessee: QUESTECH PACKAGING, INC. AND QUESTECH, INC.


Approved by   J. P. O'Connell, Jr.  Page No. 1 of  1 total page(s)
         (Lessee's to initial each page)

Attached to Bill of Sale dated

                 , 19                 Location:

and/or                                812 Middle Ground Blvd.

Equipment Schedule No.                Newport News. VA 23606





  Manufacturer and/or                                        Invoice
Vendor Name & Invoice No.        Description                   Cost

                         (2) Two Plastic Thermo Forming
                            Production Systems

                         System 5001                      $1,053,664.00

                         System 5002                      $  988,261.00


                                         TOTAL:           $2,041.925.00

                  TERMINATION AND STIPULATED LOSS VALUES
INCORPORATED IN AND MADE A PART OF EOUIPMENT SCHEDULE NO.
TO EQUIPMENT LEASE AGREEMENT DATED AS OF   October 24    , 1996.
BETWEEN GENERAL ELECTRIC CAPITAL CORPORATION ("LESSOR") AND QUESTECH PACKAGING, INC. AND QUESTECH, INC. (collectively the "LESSEE").


Rental    Percent of   Rental     Percent of   Rental     Percent of
Payment   Equipment    Payment    Equipment    Payment    Equipment
Number       Cost      Number        Cost      Number        Cost

  1        100.066      21          71.097       41         37.860
  2         98.712      22          69.543       42         36.075
  3         97.346      23          67.976       43         34.277
  4         95.974      24          66.398       44         32.467
  S         94.690      25          64.811       45         30.644
  6         93.197      26          63.212       46         28.810
  7         91.790      27          61.601       47         26.962
  8         90.377      28          59.982       48         25.101
  9         88.954      29          58.350       49         23.229
  10        87.523      30          56.706       50         21.342
  11        86.081      31          55.050       51         19,443
  12        84.627      32          53.383       52         17.532
  13        83.166      33          51.705       53         15.607
  14        81.694      34          50.016       54         13.668
  15        80.211      35          48.315       55         11.716
  16        78.720      36          46.601       56          9.750
  17        77.217      37          44.878       57          7.771
  18        75.703      38          43.141       58          5.778
  19        74.177      39          41.392       59          3.772
  20        72.643      40          39.632       60          1.750


GENERAL ELECTRIC CAPITAL CORPORATION  QUESTECH PACKAGING, INC.
Lessor                                Lessee

By:    Jim Siegel           [SEAL]    By:    J. P. O'Connell, Jr.     [SEAL]
Name:  Jim Siegel                     Name:  J. P. O'Connell, Jr.
Title: Transaction Manager            Title: Vice President





                                      QUESTECH, INC.
                                      Lessee

                                     By:    J. P. O'Connell, Jr.     [SEAL]
                                     Name:  J. P. O'Connell, Jr.
                                     Title: Vice President













  RIDER NO.  1



To and part of Equipment Lease Agreement dated as of the  24th  day of
October       , 1996 (the "Lease"), between GENERAL ELECTRIC CAPITAL
CORPORATION, its successors and assigns ("Lessor"), and QUESTECH PACKAGING, INC. AND QUESTECH, INC. (collectively the "Lessee").


    END OF TERM PURCHASE. Provided that Lessee is not then in Default, Pursuant to Section 15, (A) (1)., Lessee shall purchase, upon the expiration of the term of the Equipment Schedule(s), or of any subsequent renewal term, if applicable, all but not less than all of the Equipment subject thereto for one dollar ($1.00).

    Notwithstanding Lessee's commitment to purchase the Equipment, the provisions of the Lease and the Equipment Schedule(s) shall continue in full force and effect until the passage of ownership of all of the Equipment leased thereunder upon the date of purchase. On the date of purchase, Lessor shall deliver to Lessee a bill of sale transferring and assigning to Lessee without recourse or warranty, all of Lessor's right, title and interest in and to the Equipment. Lessor shall not be required to make and may specifically disclaim any representation or warranty as to the condition of the Equipment or any other matters.


GENERAL ELECTRIC CAPITAL CORPORATION   QUESTECH PACKAGING, INC.
Lessor                                 Lessee


By:    Jim Siegel                 [SEAL]    By:    J. P. O'Connell, Jr.   [SEAL]
Name:  Jim Siegel                           Name:  J. P. O'Connell, Jr.
Title: Transaction Manager                  Title: Vice President



                                            QUESTECH, INC.
                                            Lessee


                                         By:    J. P. O'Connell, Jr.   [SEAL]
                                         Name:  J. P. O'Connell, Jr.
                                         Title: Vice President


                                                                  RIDER NO. 2





To and part of Equipment Lease Agreement dated as of the       day of
          , 1996 (the "Lease"), solely as it relates to Equipment Schedule
No.(s) 1   thereto, between GENERAL ELECTRIC CAPITAL CORPORATION, its successors and assigns ("Lessor"), and QUESTECH PACKAGING, INC. AND QUESTECH INC. (collectively the "Lessee").


   A. ADDITIONAL REPRESENTATIONS AND WARRANTIES OF LESSEE FOR SALE-LEASEBACK. Lessee represents and warrants that: (1) The sale of those certain items of equipment specified on the schedule attached to each Equipment Bill of Sale (collectively the "Bill of Sale") executed by Lessee, and the execution, delivery and performance of the Bill of Sale (a) have been duly authorized by all necessary corporate action on the part of Lessee; (b) do not require the consent of any stockholder, trustee or holders of any indebtedness of Lessee except such as have been duly obtained: and (c) do not and will not contravene any law, governmental rule, regulation or order now binding on Lessee, or the charter or by-laws of Lessee, or contravene the provisions of, or constitute a default under, or result in the creation of any lien or encumbrance upon the property of Lessee under, any indenture, mortgage, contract or other agreement to which Lessee is a party or by which it or its property is bound. (2) The Bill of Sale transfers to Lessor valid title to the equipment described on the schedule attached thereto free and clear of any and all encumbrances, liens, charges or defects. No filing or recordation must be made, no notice must be given, and no other action must be taken with respect to any state or local jurisdiction, or any person, in order to preserve to Lessor all the rights transferred by the Bill of Sale.

   B. ADDITIONAL CONDITIONS PRECEDENT. Lessor's obligations under the Lease and each Equipment Schedule are further conditioned upon Lessor having received with respect thereto the Bill of Sale.



GENERAL ELECTRIC CAPITAL CORPORATION  QUESTECH PACKAGING, INC.
Lessor                                Lessee

By:    Jim Siegel           [SEAL]    By:    J. P. O'Connell, Jr.     [SEAL]
Name:  Jim Siegel                     Name:  J. P. O'Connell, Jr.
Title: Transaction Manager            Title: Vice President


                                      QUESTECH, INC.
                                      Lessee

                                      By:    J. P. O'Connell, Jr.     [SEAL]
                                      Name:  J. P. O'Connell, Jr.
                                      Title: Vice President









































                                                                  RIDER NO. 3


To and part of Equipment Lease Agreement dated as of the 24th day of October, 1996 (the "Lease"), solely as it relates to Equipment Schedule
No(s).   1  between GENERAL ELECTRIC CAPITAL CORPORATION, its successors and assigns ("Lessor"), and QUESTECH PACKAGING, INC. AND OUESTECH. INC. (collectively the "Lessee").


EARLY TERMINATION OPTION. Provided that no Default has occurred and is continuing, Lessee shall have the option to terminate the Lease Term with respect to all but not less than all of the Equipment described on the above referenced Equipment Schedule(s) executed pursuant to this Lease upon the following terms and conditions:

     (1) If Lessee desires to exercise this option, it shall give Lessor written notice of its exercise of this option to terminate at least sixty (60) days before the effective date of termination of such Equipment Schedule (the "Termination Date").

     (2) The notice shall be effective with respect to the above referenced Equipment Schedule(s) executed pursuant to this Lease, provided that the Termination Date with respect to the Equipment Schedule(s) shall coincide with a regular rental payment date at least sixty (60) days after such notice and be specified in such notice.

     (3) On the Termination Date, Lessor shall sell the Equipment to the Lessee, by delivering to the purchaser thereof a bill of sale transferring and assigning to such purchaser without recourse or warranty, all of Lessor's right, title and interest in and to such Equipment. Except as aforesaid, Lessor shall not be required to make, and may specifically disclaim, any representation or warranty as to the condition of the Equipment or any other matters. Notwithstanding Lessee's commitment to purchase the Equipment by exercising this option, the provisions of the Lease and the Equipment Schedule(s) shali continue in full force and effect until the passage of ownership of all of the Equipment leased thereunder upon the Termination Date.

     (4) On the Termination Date, Lessee shall pay all rent and other sums then due on such date and, the Termination Value of such Equipment as of such date. Lessee shall be responsible for and pay all taxes and other charges associated with the sale.


    As used herein, "Termination Value" means the product of the Total Invoice Cost (as specified on the appropriate Equipment Schedule) of the item of Equipment, and the applicable percentage factor set forth on the Schedule of Termination Values attached to the relevant Equipment Schedule. Termination Value shall be determined as of the Termination Date with respect to such item or items of Equipment, after payment of any rent due on such date, and the applicable percentage factor shall be that which is set forth with respect to the most recent rent payment actually paid.



GENERAL ELECTRIC CAPITAL CORPORATION  QUESTECH PACKAGING, INC.
Lessor                                Lessee

By:    Jim Siegel           [SEAL]    By:    J. P. O'Connell, Jr.     [SEAL]
Name:  Jim Siegel                     Name:  J. P. O'Connell, Jr.
Title: Transaction Manager            Title: Vice President


                                      QUESTECH, INC.
                                      Lessee

                                      By:    J. P. O'Connell, Jr.     [SEAL]
                                      Name:  J. P. O'Connell, Jr.
                                      Title: Vice President

























                                                       EQUIPMENT BILL OF SALE

       THIS EQUIPMENT BILL OF SALE is given by QUESTECH PACKAGING. INC. AND QUESTECH. INC., (herein collectively the "Seller") to GENERAL ELECTRIC CAPITAL CORPORATION, its successors and assigns (herein the "Buyer" ) .


                           WITNESSETH:


   THAT FOR TWO MILLION. FORTY ONE THOUSAND. NINE HUNDRED TWENTY-FIVE AND NO/100 DOLLARS (2.041.925.00) AND OTHER GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, Seller does hereby bargain, sell, assign, transfer and set over to Buyer, its successors and assigns, the items of equipment listed on the schedule attached hereto (being referred to herein as the "Equipment").

   TO HAVE AND TO HOLD said Equipment, unto Buyer, its successors and assigns, forever,

   Seller represents and warrants that it has good and marketable title to said Equipment conveyed hereunder and it is hereby transferring to Buyer good and valid title thereto free and clear of any and all encumbrances, liens, charges or defects. Seller further represents and warrants that the Equipment sold hereunder is transferable by Seller bv its sole act and deed and that all corporate action required to authorize, approve and validate such transfer has been duly and lawfully taken.

   AND Seller covenants that it will from time to time on demand execute any and all such further instruments which Buyer and its successors and assigns, may deem necessary, desirable or proper to effect the complete transfer of the Equipment or any interest therein unto Buyer and its successors and assigns, or to better evidence the right, title and interest of Buyer, its successors and assigns.

   AND Seller does hereby make, constitute and appoint Buyer, its successors and assigns, its true and lawful attorneys, irrevocably in its name or otherwise, to have, use and take all lawful ways and means for the recovery of any of said property or right or interest therein herein assigned to Buyer which Seller may have or could take if this Bill of Sale had nor been made.

   IN WITNESS WHEREOF, Seller has caused this instrument to be duiy executed,
under seal, as of the   24th  day of   October    , 1996.





                                      QUESTECH PACKAGING. INC.
                                      SELLER

                                      By:    J. P. O'Connell, Jr.  [SEAL]
                                      Name:  J. P. O'Connell, Jr.
                                      Title: Vice President



                                    QUESTECH. INC.
                                     SELLER

                                      By:    J. P. O'Connell, Jr.   [SEAL]
                                      Name:  J. P. O'Connell, Jr.
                                      Title: Vice President